Santaro Interactive Entertainment Company 8-K

Exhibit 99.1

B&P

Bernstein & Pinchuk
ACCOUNTANTS AND CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Beijing Sntaro Technology Co., Ltd.

We have audited the accompanying consolidated balance sheets of Beijing Sntaro Technology Co., Ltd and its subsidiary (A development stage company) (the "Company") as of December 31, 2009, 2008 and 2007 and the related consolidated statements of operations and comprehensive loss, changes in equity (deficiency), and cash flows for each of the three years then ended and for the period from August 9, 2006 (Inception) through December 31, 2009. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years then ended and for the period from August 9, 2006 (Inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has incurred significant losses from operations for the three years ended December 31, 2009 and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bernstein & Pinchuk LLP

New York, NY
April 15, 2010

Bernstein & Pinchuk LLP
NEW YORK OFFICE Seven Penn Plaza Suite 830 New York New York 10001 Tel 212.279.7900 Fax 212.279.7901
BEIJING OFFICE Rm. 610, Tower E1, Oriental Plaza No. 1 East Chang An Avenue Dong Cheng District, Beijing, China 100738 Tel 86.10.85187992 Fax 86.10.85187993
[illegible] 100738 [illegible] 86.10.85187992 [illegible] 86.10.85187993
www.bpaccountants.com
Member of the AICPA and NYSSCPA / PCAOB Registered

	December 31, 2009		December 31, 2008		December 31, 2007	
ASSETS						
Current assets						
Cash and cash equivalents	$	12,722	$	15,269	$	2,247
Prepaid expense		35,406		16,333		25,161
Other receivables from employees		41,420		267,936		17,226
Total current assets		89,548		299,538		44,634
Property and equipment, net		242,169		187,324		139,804
Deferred tax asset		611,022		—		—
	$	942,739	$	486,862	$	184,438
LIABILITIES AND EQUITY						
Current liabilities						
Other payables and accrued expenses	$	43,577	$	37,389	$	28,270
Due to related parties		2,653,425		370,867		18,047
Total current liabilities		2,697,002		408,256		46,317
Equity (Deficiency)						
Owners' equity						
Paid-in capital		1,371,496		1,371,496		631,721
Deficit accumulated during the development stage		(3,248,141)		(1,310,567)		(504,584)
Accumulated other comprehensive income		17,655		17,677		10,984
Total equity (deficiency) of the Company's owners		(1,858,990)		78,606		138,121
Noncontrolling interest		104,727		—		—
Total equity (deficiency)		(1,754,263)		78,606		138,121
	$	942,739	$	486,862	$	184,438

See notes to the consolidated financial statements

Beijing Sntaro Technology Co., Ltd.
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007	August 9, 2006 (Inception) through December 31, 2009
Cash flows from operating activities:				
Net (loss)	$ (2,270,618)	$ (805,983)	$ (483,001)	$ (3,581,185)
Adjustments to reconcile net (loss) to net cash used by operating activities:				
Depreciation	77,038	43,316	14,753	134,335
Deferred tax asset	(610,694)	—	—	(596,419)
Changes in operating assets and liabilities:				
Prepaid expense	(19,022)	10,353	(13,233)	(34,560)
Other receivable	227,060	(245,681)	102,926	(40,430)
Other payables and accrued expenses	6,092	7,110	27,145	42,534
Due to a related party	—	—	(6,564)	18,845
Net cash used in operating activities	(2,590,144)	(990,885)	(357,974)	(4,056,880)
Cash flows from investing activities:				
Purchase of property and equipment	(131,389)	(80,864)	(148,994)	(370,717)
Net cash used in investing activities	(131,389)	(80,864)	(148,994)	(370,717)
Cash flows from financing activities:				
Proceeds from paid-in capital	—	739,775	492,142	1,371,496
Capital contributed by noncontrolling interest owner	438,540	—	—	428,290
Loan from related parties	2,280,408	346,152	—	2,571,167
Net cash provided by financing activities	2,718,948	1,085,927	492,142	4,370,953
Effect of exchange rate fluctuation on cash and cash equivalents	38	(1,156)	1,964	69,366
Net (decrease)/increase in cash and cash equivalents	(2,547)	13,022	(12,862)	12,722
Cash and cash equivalents at the beginning of year	15,269	2,247	15,109	—
Cash and cash equivalents at the end of year	$ 12,722	$ 15,269	$ 2,247	$ 12,722
Supplemental disclosure for cash flow information				
Interest paid	$ —	$ —	$ —	$ —
Income taxes paid	$ —	$ —	$ —	$ —

See notes to the consolidated financial statements

Beijing Sntaro Technology Co., Ltd.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009, 2008 and 2007

1. ORGANIZATION AND DISCRIPTION OF BUSINESS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the financial statements of the Company and its subsidiary. The accompanying consolidated balance sheets as of December 31, 2009, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, changes in equity (deficiency) and cash flows for the year ended December31, 2009, 2008 and 2007 include FL Network.

All significant intercompany transactions and balances are eliminated on consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the allowance for doubtful accounts; the fair value determination of financial and equity instruments, the realizability of deferred tax assets and property and equipment; and accruals for income tax uncertainties and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Other receivable and allowance for doubtful accounts

Other receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly. Past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Foreign currency translation

The financial position and results of operations of the Company's subsidiaries in the PRC are measured using the Renminbi as the functional currency, while the Company's reporting currency is the US dollar. Assets and liabilities of the subsidiary are translated at the prevailing exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange during the period.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:

Computer equipment	5 years
Leasehold improvements	5 years
Furniture and fixtures	5 years

The Company recognizes website and internally used software development costs in accordance with Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (ASC Topic 350). As such, the Group expenses all costs that are incurred in connection with the planning and implementation phases of development and costs that are associated with repair or maintenance of the existing websites and software. Costs incurred in the development phase are capitalized and amortized over the estimated product life. Since the inception of the Group, the amount of costs qualifying for capitalization has been insignificant and as a result all website and internally used software development costs have been expensed as incurred.

Advertising expenses

Advertising costs are expensed when incurred and included in sales and marketing expenses and amounted to $110,531 , $18,743 and nil for the years ended December 31, 2009, 2008 and 2007, respectively.

Research and development expenses

Costs incurred for the development of online game products prior to the establishment of technological feasibility and costs incurred for maintenance after the online game products are available for marketing are expensed when incurred and are included in research and product development expenses.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income in the period that includes the enactment date.

ASC 740-10-25 clarifies the accounting for uncertain tax positions and requires that an entity recognizes in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as a component of income tax expense in the consolidated statements of income.

Recent issued accounting pronouncements

FASB Establishes Accounting Standards Codification

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, "Generally Accepted Accounting Principles" (ASC Topic 105) which establishes the FASB Accounting Standards Codification ("the Codification" or "ASC") as the official single source of authoritative U.S. GAAP. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission ("SEC") guidance organized using the same topical structure in separate sections within the Codification.

Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASU") which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for our third-quarter 2009 financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification. I

Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Subtopic 605-25

In September 2009, the FASB amended the FASB ASC Subtopic 605-25 which applies to multiple-deliverable revenue arrangements. FASB ASC Subtopic 605-25 requires an entity to allocate revenue in a multiple-deliverable arrangement using vendor-specific objective evidence ("VSOE"), if it exists, otherwise third-party evidence of selling price ("TPE"). If neither VSOE nor TPE exists, the entity shall use its best estimate of the selling price for the deliverables. As a result, the use of the residual method is eliminated and, instead, an entity is required to allocate revenue using the relative selling price method. FASB ASC Subtopic 605-25 also expands disclosure requirements with respect to multiple-deliverable revenue arrangements. FASB ASC Subtopic 605-25 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Alternatively, an entity can elect to adopt the provisions of these issues on a retrospective basis. Management is currently evaluating the potential impact, if any, of adopting FASB ASC Subtopic 605-25 on the Company's financial position and results of operations.

In October 2009, the FASB concurrently issued the following ASC Updates (ASU):

ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1). ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction. This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables..

In January 2010, the FASB issued the following ASC Updates:

ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends ASC 810 subtopic 10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of petroleum and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in ASC 810 subtopic 10).

ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This Update amends ASC 820 subtopic 10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends ASC 820 subtopic 10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above updates issued in January 2010 will not have any significant impact on its financial position and results of operations.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no revenue during the period from August 6, 2006 (inception) to December 31, 2009 and generated a net loss of $ 3,248,141 incurring an owners' deficiency. This condition raises substantial doubt about the Company's ability to continue as a going concern. The company plans to improve its financial condition by obtaining new financing from related parties and new investors. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

4. OTHER RECEIVABLES

5. PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

		December 31, 2009		December 31, 2008		December 31, 2007
Computer equipment	$	272,384	$	173,332	$	92,865

Furniture and fixtures		42,085	28,168	18,991
Leasehold improvement		65,324	46,218	43,312
		379,793	247,718	155,168
Less: Accumulated depreciation		(137,624)	(60,394)	(15,364)
Property and equipment, net	$	242,169 $	187,324 $	139,804

Depreciation expenses for the years ended December 31, 2009, 2008 and 2007 were $77,038, $43,316 and $14,753, respectively.

6. OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses consist of the following:

		December 31, 2009		December 31, 2008		December 31, 2007
Payroll and welfare payables	$	933	$	6,502	$	11,230
Other payables		42,644		30,887		17,040
Total	$	43,577	$	37,389	$	28,270

7. INCOME TAX EXPENSES

The Company had deferred tax assets of approximately $576,657, $335,884 and $131,211 as of December 31, 2009, 2008 and 2007, respectively, that consisted of tax loss carryforwards. The Company had no other temporary differences as of December 31, 2009, 2008 and 2007. As of December 31, 2008 and 2007, full valuation allowances were provided against the deferred tax assets. As of December 31, 2009, valuation allowance of $327,642 was provided against the deferred tax assets, and deferred tax assets of $240,773 was recognized.

The company and FL Network had total deferred tax assets of approximately $611,022 as of December 31, 2009 that consisted of tax loss carryforwards.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which the tax loss carryforwards are utilized. The Company considers projected future taxable income and tax planning strategies in making its assessment. As of December 31, 2007, 2008 and 2009, for PRC income tax purposes, the Company had gross tax loss carryforwards of approximately $483,001, $805,983 and $962,575 which would expire on December 31, 2012, 2013 and 2014, respectively. Management determines it is more likely than not that the deferred tax asset will not be realized until 2014 by the Company, and therefore, full valuation allowance was provided as of December 31, 2007 and 2008. Deferred tax benefit of $240,644 was recognized for the year ended December 31, 2009 by the Company.

As of December 31, 2009, for PRC income tax purposes, FL Network had gross loss carryforwards of approximately $1,480,196 which would expire on December 31, 2014. Management determines it is more

Beijing Sntaro Technology Co., Ltd.
(A Development Stage Company)
Consolidated Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$46,508	$12,722
Prepaid expense	36,563	35,406
Other receivables	39,412	41,420

Total current assets	122,483	89,548

Property and equipment, net	208,279	242,169
Deferred tax asset	866,955	611,022

	$1,197,717	$942,739

LIABILITIES AND EQUITY (DEFICIENCY)
Current liabilities
Other payables and accrued expenses	$48,799	$43,577
Due to a related party	3,670,652	2,653,425

Total current liabilities	3,719,451	2,697,002

Equity (Deficiency)

Paid-in capital	1,371,496	1,371,496
Deficit accumulated during the development stage	(3,871,407)	(3,248,141)
Accumulated other comprehensive income	8,197	17,655
Total equity (deficiency)	(2,491,714)	(1,858,990)
Noncontrolling interests	(30,020)	104,727
	(2,521,734)	(1,754,263)
Total equity (deficiency)

	$1,197,717	$942,739

See notes to the consolidated financial statements.

Beijing Sntaro Technology Co., Ltd.
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss

	For the Six months ended June 30,
	2010	2009	August 9, 2006 (Inception) through June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)

Operating expenses
Research and development expenses	$811,630	$785,943	$3,211,884
Sales and marketing expenses	13,616	76,184	151,177
General and administrative expenses	184,347	370,933	1,399,871

Loss from operations	(1,009,593)	(1,233,060)	(4,762,932)

Non-operating expenses	36,578	438,389	475,118

Loss before income tax expense and non-controlling interests	(1,046,171)	(1,671,449)	(5,238,050)

Deferred tax benefit	252,398	308,265	863,092

Net loss before allocation to non-controlling interests	(793,773)	(1,363,184)	(4,374,958)

Less: Net loss attributable to the Noncontrolling interests	(170,507)	(149,629)	(503,551)

Net loss attributable to Sntaro Tech Co., Ltd	(623,266)	(1,213,555)	(3,871,407)
Other comprehensive income
Foreign currency translation adjustment	(10,179)	18,615	7,476
Comprehensive loss	(803,952)	(1,344,569)	(4,367,482)

Less: Comprehensive loss attributable to non-controlling interests	(171,228)	(149,595)	(504,272)

Comprehensive loss attributable to Sntaro Tech Co., Ltd	$(632,724)	$(1,194,974)	(3,863,210)

See notes to the consolidated financial statements.

Beijing Sntaro Technology Co., Ltd.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Six months ended June 30,
	2010	2009	August 9, 2006 (Inception) through June 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss before allocation to non-controlling interests	$(793,773)	$(1,363,184)	$(4,374,958)
Adjustments to reconcile net loss before non-controlling interests to net cash used by operating activities:
Stock returned to Company	36,578	-	36,578
Depreciation	42,844	40,301	177,179
Deferred tax asset	(252,398)	(308,265)	(848,817)
Changes in operating assets and liabilities:
Prepaid expenses	(1,004)	(20,422)	(35,564)
Other receivables	2,174	174,402	(38,256)
Other payables and accrued expenses	5,020	10,112	47,554
Due to a related party	-	-	18,845
Net cash used in operating activities	(960,559)	(1,467,056)	(5,017,439)

Cash flows from investing activities:
Purchase of property and equipment	(8,070)	(104,414)	(378,787)
Net cash used in investing activities	(8,070)	(104,414)	(378,787)

Cash flows from financing activities:
Proceeds from paid-in capital	-	-	1,371,496
Capital contributed by non-controlling interest owner	-	438,389	428,290
Due to a related party	1,002,233	1,185,150	3,573,400
Net cash provided by financing activities	1,002,233	1,623,539	5,373,186
Effect of exchange rate changes on cash and cash equivalents	183	9	69,548
Net increase in cash and cash equivalents	33,787	52,078	46,508
Cash and cash equivalents at the beginning of period	12,722	15,269	-
Cash and cash equivalents at the end of period	$46,508	$67,347	$46,508

Supplemental disclosure for cash flow
Information
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to the consolidated financial statements.

Beijing Sntaro Technology Co., Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	ORGANIZATION AND DISCRIPTION OF BUSINESS

Beijing Sntaro Technology Co., Ltd. (the “Sntaro” or “Company”), and its subsidiary, Beijing Sntaro Free Land Network Co., Ltd. (the “FL Network”) are collectively referred to as the “Group”.

Sntaro was organized under the laws of People’s Republic of China (the “PRC”) on August 9, 2006 with paid-in capital of $139,580, which was 80% owned by Mr. Zhilian Chen, the Company’s chairman; the other 20% of the equity was held by Mr. Wenjie Lu. Sntaro is engaged in investing in and the development and operations of online games. At present Sntaro is in a development stage and does not conduct any substantive sale of its online games.

The Company completed a series of changes in ownership which was necessary to comply with the Company’s development. In April 2007, pursuant to a Board of Directors’ resolution, the Company has changed its ownership percentage. Mr. Zhilian Chen, Mr. Xiaobo Li and Mr. Wenjie Lu became the shareholders of the Company, with the percentage of ownership of 60%, 20%, 20% respectively, and paid-in capital of $379,033, $126,344, $126,344, respectively

In May 2008, the Company entered into its second change of ownership percentage. According to the equity agreement in May 2008, Mr. Zhilian Chen, Mr. Xiaobo Li, Mr.Xianhua Shen and Miss Yingnv Sun became the shareholders of the Company, with the percentage of ownership of 60%, 20%, 10%, 10%, respectively, and paid-in capital $822,897, $274,299, $137, 150, $137,150, respectively.

On March 9, 2009, the Company established Beijing Sntaro Free Land Network Co., Ltd, (the “FL Network”), a subsidiary that is engaged in the business of online games development and operation, mainly focuses on technology research, FL Network is 70% owned by Sntaro, and 30% by Beijing East Free Land Media & Film Co., Ltd (the “FL Media”).

In April 2010 the Company went into its third change of ownership percentage. According to the amended equity agreement in December 2009, Mr. Xiaobo Li transferred his ownership in the Company to Mr. Zhilian Chen, another shareholder of the Company, and increased Mr. Chen’s percentage of ownership to 80%, with paid-in capital of $1,097,196. Mr.Xianhua Shen and Miss Yingnv Sun equity remained unchanged, with the percentage of ownership of 10%, 10%, respectively, and paid-in capital $137, 150, $137,150, respectively.

In June, 2010, FL Network, the subsidiary of the company, also completed a change in its ownership. Ms. Yu Bai was transferred 2.5% shares by the Company and 2.5% shares by FL Media for no consideration. Ms. Yu Bai became a new shareholder of company, with a percentage of ownership of 5%, Sntaro and FL Media changed their percentage of ownership from 70% and 30% to 67.5% and 27.5%, respectively.

The Company is principally engaged in the development and operation of online games, and has a core product development team that is responsible for developing new games. San Guo Online and UU Rowing are the two Massive Multiplayer Online Role Playing Game (“MMORPG”) games that will be launched when finished.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated balance sheet was derived from the audited consolidated financial statements of the Company. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2009 of the Company.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of June 30, 2010, and the results of operations and cash flows for the six months ended June 30, 2009 and 2010, have been made. The results of operations for the six months ended June 30, 2010 are not necessarily indicative of the results for the full fiscal year ending December 31, 2010.

Recent issued accounting pronouncements

FASB Establishes Accounting Standards Codification

In February 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855, Subsequent Events. As a result of the ASU, SEC registrants will not disclose the date through which management evaluated subsequent events in the financial statements - either in originally issued financial statements or reissued financial statements. This change addresses practice issues for SEC registrants with respect to processes around issuing financial statements and SEC registration requirements (e.g., incorporation by reference of previously issued financial statements).

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

The FASB issued ASU 2010-17, Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  This ASU codifies the consensus reached in EITF Issue No. 08-9, “Milestone Method of Revenue Recognition.” The amendments to the Codification provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and nonsubstantive milestones, and each milestone should be evaluated individually to determine if it is substantive.

ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply 2010-17 retrospectively from the beginning of the year of adoption. Vendors may also elect to adopt the amendments in this ASU retrospectively for all prior periods. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

3.	GOING CONCERN

The accompanying unaudited interim financial statements are presented on a going concern basis. The Company is in a development stage and has no revenue to date and has generated a net loss attributable to Sntaro Tech Co., Ltd of $623,266 for the six months ended June 30, 2010, and a net loss attributable to Sntaro Tech Co., Ltd of $3,871,407 from inception (August 9, 2006) through June 30, 2010, incurring an owners’ deficiency. This condition raises substantial doubt about the Company’s ability to continue as a going concern.  The company plans to improve its financial condition by obtaining new financing from related parties and new investors. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

4.	OTHER RECEIVABLES

Other receivables of $39,412 and $41,420 as of June 30, 2010 and December 31, 2009 consisted of cash advances given to certain employees for use during business operations and are recognized as General and Administration expenses when expended. It also includes some rental deposit and prepayment for the establishment of FL Network.

5.	PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	June 30,	December 31,
	2010	2009
	(Unaudited)
Computer equipment	$281,630	$272,384
Furniture and fixtures	42,262	42,085
Leasehold improvement	65,598	65,324
	389,490	379,793
Less: Accumulated depreciation	(181,211)	(137,624)

Property and equipment, net	$208,279	$242,169

Depreciation expenses for six months ended June 30, 2010 and 2009 were $42,844 and $40,301, respectively.

6.	OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses consist of the following:

	June 30,	December 31,
	2010	2009
	(Unaudited)
Payroll and welfare payables	$-	$933
Other payables	48,799	42,644

Total	$48,799	$43,577

7.	INCOME TAX EXPENSES

Beijing Sntaro Technology Co., Ltd and Beijing Sntaro Freeland Network Co., Ltd. (Beijing Sntaro Technology Co., Ltd. has 67.50% ownership interest in Beijing Sntaro Freeland Network Co., Ltd. as of June 31, 2010.) All of above enterprises were organized under the laws of the People’s Republic of China (“PRC”) which are subject to Enterprise Income Tax (“EIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the Enterprise Income Tax Law. Pursuant to the PRC Income Tax Laws, the Company and subsidiary are subject to EIT at a statutory rate of 25%.

The Company had deferred tax assets of approximately $712,235 and $576,657 as of June 30, 2010 and December 31, 2009, respectively, which consisted of a tax loss carry-forward. The Company had no other temporary differences as of June 30, 2010 and December 31, 2009. A full valuation allowance was provided against the deferred tax assets recognized before December 31, 2008. As of June 30, 2010, the valuation allowance of $392,634 was provided for against the deferred tax assets, and deferred tax asset of $319,602 was recognized. As of December 31, 2009, valuation allowance of $327,642 was provided against the deferred tax assets, and deferred tax asset of $240,773 was recognized.

FL Network had deferred tax assets of approximately $547,354 and $370,249 as of June 30, 2010 and December 31, 2009 that consisted of tax loss carry-forwards. It had no other temporary differences as of June 30, 2010 and December, 31, 2009.

The Company had net deferred tax assets of approximately $866,955 and $611,022 as of June 30, 2010 and December 31, 2009 that consisted of a tax loss carry-forward.

In assessing the realizability of deferred tax assets, the Company considers projected future taxable income and tax planning strategies in making its assessment, as of June 30, 2010, and 2009, for PRC income tax purposes, the Company had a gross tax loss carry-forward which would expire in future years; management determines it is more likely than not that all of the deferred tax assets will be realized by company. And therefore, deferred tax benefits of $77,519 and $142,010 were recognized for six months ended June, 2010 and 2009 by the Company, respectively.

As of June 30, 2010, for PRC income tax purposes, FL Network had $2,179,711 gross loss carryforwards of which $1,480,196 would expire on December 31, 2014 and $699,515 would expire on December 31, 2015. Management projected that it is more likely than not that FL Network would generate sufficient taxable income in 5 years to realize the deferred tax assets. Deferred tax benefits of $174,879 and $166,255were recognized for six months ended June 30, 2010 and 2009 by FL Network, respectively.

8.	EMPLOYEE BENEFITS

The full-time employees of the Company and its subsidiary that are incorporated in the PRC are entitled to staff welfare benefits, including medical care, unemployment insurance and pension benefits. These companies are required to accrue for these benefits based on percentages of 10%, 1% and 12% of the employees’ salaries in accordance with the relevant regulations, and to make contributions to the state-sponsored pension and medical plans out of the amounts accrued for medical and pension benefits. The total amounts expensed for such employee benefits amounted to $60,763 and $22,507 for six months ended June 30, 2010 and 2009, respectively. The PRC government is responsible for the medical benefits and ultimate pension liability to these employees.

9.	RELATED PARTY TRANSACTIONS AND BALANCES

In the year ended December 31, 2009, Cixi Yide Auto Company (the “Cixi Yide”), a company 97% owned by the Company’s 80% owner Mr. Zhilian Chen, made $2,281,636 loan to the Company. And in the six months ended June 30, 2010, Cixi Yide made additional $1,017,145, loans to the Company. The amounts are unsecured, interest free, and payable on demand. Due to Cixi Yide was $3,670,652 and $2,653,425 as of June 30, 2010 and December 31, 2009, respectively.

10.	LEASE COMMITMENTS

The Company has entered into a on-cancelable operating lease arrangement from September 18, 2008 to September 17, 2010 relating to its office premises. Future minimum lease payment for this operating lease as of December 31, 2010 is $23,532.

Total rental expense is $116,507 and $167,069 for six months ended June 30, 2010 and 2009, respectively.

11.	NON-OPERATING EXPENSES

During the six months ended June 30, 2010, the Company transferred its 2.5% ownership in FL Network to Mrs. Yu Bai, on April 22, 2010 for no consideration to obtain the support from Ms. Yu Bai on technical and management respects for $36,578.

During the six months ended June 30, 2009, the company abandoned a claim due from FL Media to obtain FL Media’s support to San Guo Online in the game’s future development and promotion for $438,389.

12.	SUBSEQUENT EVENT

On September 9, 2010, Ningbo Sntaro Network Technology Co., Ltd., (“Sntaro Ningbo”) a Wholly Foreign Owned Enterprise (WFOE) organized under the laws of the People’s Republic of China (“PRC”) and the Company signed an exclusive cooperation agreement (the “Agreement”).Under the  Agreement Sntaro Ningbo will provide complete business support and technical and consulting services to the Company as an exclusive service provider. As compensation for provided services, the Company will pay a service fee to Sntaro Ningbo equal to 100% of its net income.

Through the above arrangements, Sntaro Ningbo is the primary beneficiary of Sntaro. Accordingly, under the requirement of FIN46(R), the Company has become a variable interest entity of the Ningbo Sntaro. The financial statements of the Company would be consolidated by the Ningbo Sntaro since the closing date. The transaction was accounted for as a reverse takeover, equivalent to the issuance of equity interest by the Company for the net assets of Ningbo Sntaro accompanied by a recapitalization.

On August 18, 2010, FL Network’s non-controlling shareholders, FL Media and Ms. Yu Bai signed an agreement with the Company, in which FL Media and Mrs. Yu Bai transferred all their ownership in FL Network, 27.5% and 5%, respectively, to the Company and the Company became 100% owner of FL Network. Sntaro Interactive Entertainment Company, a company registered in Las Vegas, issued 6,400,000 and 2,000,000 common shares to FL Media and Ms. Yu Bai, respectively, for their transfer of FL Network’s ownership.

Management has considered all events occurring through September 15, 2010, the date the financial statements have been issued, and has determined that there are no other events than above mentioned matter that are material to the financial statements, or all such material events have been fully disclosed.